SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2001-BC3

                            ----------------------

------------------------
The Class B-1
certificates
represent                  The Class B-1 Certificates
obligations of the
trust only and do          o    This supplement relates to the offering of
not represent an                the Class B-1 certificates of the series
interest in or                  referenced above. This supplement does not
obligation of CWABS,            contain complete information about the
Inc., Countrywide               offering of the Class B-1 certificates.
Home Loans, Inc.,               Additional information is contained in the
Countrywide Home                prospectus supplement dated August 24, 2001
Loans Servicing LP              prepared in connection with the offering of
or any of their                 the offered certificates of the series
affiliates.                     referenced above and in the prospectus of the
                                depositor dated August 7, 2001. You are urged
This supplement may             to read this supplement, the prospectus
be used to offer and            supplement and the prospectus in full.
sell the offered
certificates only if       o    As of November 25, 2003, the Certificate
accompanied by the              Principal Balance of the Class B-1
prospectus                      certificates was approximately $4,000,000.
supplement and the
prospectus.
------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 23, 2003

                               THE MORTGAGE POOL

      As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 1,460 Mortgage Loans having an aggregate Stated Principal Balance of approximately $148,857,467.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                              As of November 1,
                                                                    2003
                                                             ------------------
Total Number of Mortgage Loans.........................       1,460
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
      30-59 days.......................................           2.47%
      60-90 days.......................................           0.62%
      91 days or more (excluding pending foreclosures).           6.85%
                                                                -------
      Total Delinquencies..............................           9.94%
                                                                =======
Foreclosures Pending...................................           8.90%
                                                                -------
Total Delinquencies and foreclosures pending...........          18.84%
                                                                =======
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Sixty-six (66) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                             Delinquency and Foreclosure Experience
                                    As of December 31, 2001        As of December 31, 2002       As of September 30, 2003
                                    -----------------------        -----------------------       ------------------------
Total Portfolio...........      $9,081,242,926.99    100.00%    $10,499,524,957.75   100.00%   $16,980,388,024.20   100.00%
Delinquency
percentage
   30-59 days.............        $806,843,594.55      8.88%       $776,262,182.66     7.39%      $991,710,764.72     5.84%
   60-89 days.............        $255,443,513.99      2.81%       $272,447,833.46     2.59%      $300,114,059.11     1.77%
   90+ days...............         $103,605,79149      1.14%       $112,192,108.56     1.07%       $95,790,777.81     0.56%
   Total                        $1,165,892,900.03     12.84%     $1,160,902,124.68    11.06%    $1,387,615,601.64     8.17%
                              ====================   ========   ===================  ========   ==================    ======
Foreclosure Rate..........        $356,652,093.38      3.93%       $277,872,737.06     2.65%      $325,551,916.14     1.92%
Bankruptcy Rate...........        $232,679,880.26      2.56%       $293,013,840.50     2.79%      $305,528,667.43     1.80%
                              ====================  =========   ===================  ========   ==================    ======

      Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS B-1 CERTIFICATES

      The Class B-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

      As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class B-1 Certificates was approximately $4,000,000 evidencing a beneficial ownership interest of approximately 2.69% in the Trust Fund. As of the Certificate Date, the Senior Offered Certificates had an aggregate principal balance of $118,857,467 and evidenced in the aggregate a beneficial ownership interest of approximately 79.85% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $30,000,000 and evidenced in the aggregate a beneficial ownership interest of approximately 20.15% in the Trust Fund. For additional information with respect to the Class B-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.23% per annum, and the level of One-Month LIBOR remains constant at 1.14% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 31, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

      For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

      The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

      For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class B-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.




                                         Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans -             0%         80%        100%        150%       200%
(Percentages of the Prepayment               ---        ---        ----        ----       ----
 Model)

            Distribution Date
            -----------------
Initial Percent........................      100        100         100         100        100
December 25, 2004......................      100        56          51          40         31
December 25, 2005......................      100        43          36          23          0
December 25, 2006......................      72         32          26           0          0
December 25, 2007......................      71         25           0           0          0
December 25, 2008......................      70          0           0           0          0
December 25, 2009......................      69          0           0           0          0
December 25, 2010......................      67          0           0           0          0
December 25, 2011......................      66          0           0           0          0
December 25, 2012......................      65          0           0           0          0
December 25, 2013......................      63          0           0           0          0
December 25, 2014......................      61          0           0           0          0
December 25, 2015......................      59          0           0           0          0
December 25, 2016......................      57          0           0           0          0
December 25, 2017......................      55          0           0           0          0
December 25, 2018......................      52          0           0           0          0
December 25, 2019......................      50          0           0           0          0
December 25, 2020......................      47          0           0           0          0
December 25, 2021......................      45          0           0           0          0
December 25, 2022......................      41          0           0           0          0
December 25, 2023......................      38          0           0           0          0
December 25, 2024......................      34          0           0           0          0
December 25, 2025......................      30          0           0           0          0
December 25, 2026......................      26          0           0           0          0
December 25, 2027......................      21          0           0           0          0
December 25, 2028......................       0          0           0           0          0
Weighted Average Life (years)(1).......     14.02      2.26        1.83        1.26       1.04
Weighted Average Life (years)(1)(2)....     14.38      2.98        2.41        1.63       1.33


          -------------------------
          (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
          (2)  To the Optional Termination Date

           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class B-1 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class B-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class B-1

Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Although the Exemption has been amended since 2001, this amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class B-1 Certificates.

                                    RATINGS

      The Class B-1 Certificates are currently rated "A3" by Moody's Investors Service, Inc., and "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class B-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of the Reference Date)                                                             Range
                                                                                       -----
Combined, Arm and Fixed Mortgage Loan Characteristics
Total Number of Loans                                                  1,460
Aggregate Principal Balance                                     $148,857,467
Average Principal Balance                                           $101,957       $14,660 to     $573,745
Weighted Average Mortgage Rate                                         9.08%         6.00% to       15.00%
Weighted Average Original Term to Maturity (months)                      353           120 to          360
Weighted Average Remaining Term to Maturity (months)                     324            91 to          334
Weighted Average Loan-to-Value Ratio                                  79.70%        15.12% to      100.00%
Weighted Average FICO Credit Score                                       602


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                          6.24%         2.61% to       11.27%
Weighted Average Maximum Mortgage Rate                                15.51%         9.24% to       20.75%
Weighted Average Minimum Mortgage Rate                                 8.62%         4.74% to       16.34%
Weighted Average Initial Periodic Rate Cap                             2.53%         1.00% to        3.00%
Weighted Average Subsequent Periodic Rate Cap                          1.01%         1.00% to        1.50%




Mortgage Loan Programs
                                                                              Percentage of
                                   Number of     Aggregate Principal    Aggregate Principal
Loan Programs                 Mortgage Loans     Balance Outstanding    Balance Outstanding
--------------------------------------------------------------------------------------------
Six-Month LIBOR                          553             $61,533,397                41.34 %
3/17 Six-Month LIBOR                       1                 $85,623                 0.06
3/27 Six-Month LIBOR                     480             $54,507,782                36.62
FIXED 10 Year                              8                $185,910                 0.12
FIXED 15 Year                             69              $3,231,725                 2.17
FIXED 20 Year                             23              $1,416,299                 0.95
FIXED 25 Year                              1                 $57,889                 0.04
FIXED 30 Year                            293             $26,523,203                17.82
FIXED 30/15 Year Balloon                  32              $1,315,639                 0.88
--------------------------------------------------------------------------------------------

Total                                  1,460            $148,857,467               100.00 %
--------------------------------------------------------------------------------------------



Mortgage Loan Principal Balances


                                                                              Percentage of
Range of Mortgage Loan             Number of     Aggregate Principal    Aggregate Principal
Principal Balances($)         Mortgage Loans     Balance Outstanding    Balance Outstanding
--------------------------------------------------------------------------------------------
$ 0.01 to $25,000                         31                $653,069                 0.44 %
$ 25,000.01 to $50,000                   392             $15,307,611                10.28
$ 50,000.01 to $75,000                   310             $19,313,692                12.97
$ 75,000.01 to $100,000                  220             $19,220,362                12.91
$100,000.01 to $150,000                  267             $32,029,508                21.52
$150,000.01 to $200,000                   84             $14,939,794                10.04
$200,000.01 to $250,000                   48             $10,641,135                 7.15
$250,000.01 to $300,000                   31              $8,563,275                 5.75
$300,000.01 to $350,000                   39             $12,622,410                 8.48
$350,000.01 to $400,000                   22              $8,192,666                 5.50
$400,000.01 to $450,000                    8              $3,414,460                 2.29
$450,000.01 to $500,000                    6              $2,872,264                 1.93
$500,000.01 to $550,000                    1                $513,478                 0.34
$550,000.01 to $600,000                    1                $573,745                 0.39
-------------------------------------------------------------------------------------------

Total                                  1,460            $148,857,467               100.00 %
-------------------------------------------------------------------------------------------




State Distribution of Mortgaged Properties
                                                                            Percentage of
                         Number of            Aggregate Principal     Aggregate Principal
State               Mortgage Loans            Balance Outstanding     Balance Outstanding
------------------------------------------------------------------------------------------
Alabama                          3                       $272,018                 0.18 %
Alaska                           1                        $51,545                 0.03
Arizona                         56                     $5,335,655                 3.58
Arkansas                         5                       $231,940                 0.16
California                     120                    $29,422,642                19.77
Colorado                        37                     $6,475,007                 4.35
Connecticut                      8                       $675,431                 0.45
Delaware                         3                       $371,798                 0.25
District of Columbia             5                       $788,340                 0.53
Florida                        122                     $9,847,996                 6.62
Georgia                         37                     $2,989,161                 2.01
Hawaii                          21                     $4,786,600                 3.22
Idaho                            2                       $228,488                 0.15
Illinois                        63                     $7,469,218                 5.02
Indiana                         36                     $2,522,095                 1.69
Iowa                            13                       $733,259                 0.49
Kansas                          10                       $562,949                 0.38
Kentucky                        44                     $2,762,723                 1.86
Louisiana                       25                     $1,534,718                 1.03
Maryland                        21                     $2,419,167                 1.63
Massachussetts                  12                     $1,120,242                 0.75
Michigan                        97                     $7,678,486                 5.16
Minnesota                       10                     $1,130,150                 0.76
Mississippi                     15                       $853,199                 0.57
Missouri                        50                     $3,599,697                 2.42
Montana                          2                       $193,721                 0.13
Nebraska                        11                       $735,828                 0.49
Nevada                          19                     $2,504,637                 1.68
New Hampshire                    3                       $319,157                 0.21
New Jersey                       7                       $847,025                 0.57
New Mexico                       8                       $447,406                 0.30
New York                        28                     $3,082,386                 2.07
North Carolina                  44                     $3,784,261                 2.54
North Dakota                     1                        $25,097                 0.02
Ohio                           141                     $9,220,072                 6.19
Oklahoma                        48                     $3,005,400                 2.02
Oregon                          32                     $4,647,389                 3.12
Pennsylvania                    56                     $4,297,134                 2.89
Rhode Island                     2                       $142,366                 0.10
South Carolina                  21                     $1,308,245                 0.88
Tennessee                       43                     $2,736,220                 1.84
Texas                           76                     $5,866,117                 3.94
Utah                            18                     $2,431,304                 1.63
Virginia                        24                     $2,021,800                 1.36
Washington                      41                     $5,590,374                 3.76
West Virginia                    3                       $171,635                 0.12
Wisconsin                       16                     $1,617,369                 1.09
------------------------------------------------------------------------------------------

Total                        1,460                   $148,857,467               100.00 %
------------------------------------------------------------------------------------------



Original Loan-to-Value Ratios

                                                                                       Percentage of
Range of Original                     Number of          Aggregate Principal     Aggregate Principal
Loan-to-Value Ratios (%)         Mortgage Loans          Balance Outstanding     Balance Outstanding
-----------------------------------------------------------------------------------------------------
50.00 or Less                                63                  $2,762,333                    1.86 %
50.01-55.00                                  23                  $1,168,394                    0.78
55.01-60.00                                  31                  $2,284,228                    1.53
60.01-65.00                                  50                  $3,634,958                    2.44
65.01-70.00                                  95                  $9,858,581                    6.62
70.01-75.00                                 169                 $15,466,568                   10.39
75.01-80.00                                 473                 $49,834,991                   33.48
80.01-85.00                                 283                 $30,295,610                   20.35
85.01-90.00                                 242                 $30,029,059                   20.17
90.01-95.00                                  28                  $3,082,400                    2.07
95.01-100.00                                  3                    $440,344                    0.30
-----------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
-----------------------------------------------------------------------------------------------------


Mortgage Rates
                                                                                       Percentage of
Range of Mortgage                     Number of          Aggregate Principal     Aggregate Principal
Rates (%)                        Mortgage Loans          Balance Outstanding     Balance Outstanding
-----------------------------------------------------------------------------------------------------
5.501 - 6.000                                 4                    $488,519                    0.33 %
6.001 - 6.500                                 8                    $999,682                    0.67
6.501 - 7.000                                42                  $7,000,524                    4.70
7.001 - 7.500                                83                 $12,005,453                    8.07
7.501 - 8.000                               157                 $21,482,795                   14.43
8.001 - 8.500                               135                 $16,615,521                   11.16
8.501 - 9.000                               178                 $21,647,734                   14.54
9.001 - 9.500                               157                 $16,168,494                   10.86
9.501 - 10.000                              202                 $18,629,614                   12.52
10.001 - 10.500                             138                 $10,316,250                    6.93
10.501 - 11.000                             127                  $9,534,194                    6.40
11.001 - 11.500                              75                  $4,983,058                    3.35
11.501 - 12.000                              55                  $3,939,089                    2.65
12.001 - 12.500                              33                  $2,035,330                    1.37
12.501 - 13.000                              24                  $1,214,097                    0.82
13.001 - 13.500                              32                  $1,449,479                    0.97
13.501 - 14.000                               7                    $247,193                    0.17
14.001 - 14.500                               2                     $54,752                    0.04
14.501 - 15.000                               1                     $45,690                    0.03
-----------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
-----------------------------------------------------------------------------------------------------




Types of Mortgaged Properties
                                                                                       Percentage of
                                      Number of          Aggregate Principal     Aggregate Principal
Property Types                   Mortgage Loans          Balance Outstanding     Balance Outstanding
-----------------------------------------------------------------------------------------------------
Single Family Residence                   1,210                $121,805,112                   81.83 %
Planned Unit Development                     63                 $11,435,930                    7.68
Low-Rise Condominium                         59                  $4,857,834                    3.26
Manufactured Housing(1)                      75                  $4,745,525                    3.19
2 Family Residence                           32                  $2,865,373                    1.92
4 Family Residence                            9                  $1,447,713                    0.97
3 Family Residence                            8                    $927,524                    0.62
High-Rise Condominium                         4                    $772,456                    0.52
-----------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
-----------------------------------------------------------------------------------------------------
(1) Treated as Real Property

Purpose of Mortgage Loans
                                                                                       Percentage of
                                      Number of          Aggregate Principal     Aggregate Principal
Loan Purpose                     Mortgage Loans          Balance Outstanding     Balance Outstanding
-----------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                        634                 $65,178,081                   43.79 %
Purchase                                    395                 $41,958,666                   28.19
Refinance (Rate/Term)                       431                 $41,720,720                   28.03
-----------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans
                                                                                       Percentage of
                                      Number of          Aggregate Principal     Aggregate Principal
Occupancy Type                   Mortgage Loans          Balance Outstanding     Balance Outstanding
------------------------------------------------------------------------------------------------------
Primary Residence                         1,358                $140,949,133                   94.69 %
Investment Property                          96                  $7,385,926                    4.96
Secondary Residence                           6                    $522,408                    0.35
------------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
------------------------------------------------------------------------------------------------------



Remaining Term to Maturity
                                                                                       Percentage of
Range of Remaining Term               Number of          Aggregate Principal     Aggregate Principal
to Maturity (Months)             Mortgage Loans          Balance Outstanding     Balance Outstanding
------------------------------------------------------------------------------------------------------
1 - 120                                       8                    $185,910                    0.12 %
121 - 180                                   110                  $4,923,316                    3.31
181 - 300                                    25                  $1,559,811                    1.05
301 - 360                                 1,317                $142,188,429                   95.52
------------------------------------------------------------------------------------------------------

Total                                     1,460                $148,857,467                  100.00 %
------------------------------------------------------------------------------------------------------





Credit Grade Categories for the Mortgage Loans

                                                                                     Percentage of
                                   Number of          Aggregate Principal      Aggregate Principal
Credit Grade Category (1)     Mortgage Loans          Balance Outstanding      Balance Outstanding
--------------------------------------------------------------------------------------------------
A                                        477                  $62,351,674                  41.89 %
A-                                       295                  $32,094,046                  21.56
B                                        343                  $29,267,640                  19.66
C                                        278                  $20,816,855                  13.98
C-                                        60                   $3,872,123                   2.60
D                                          7                     $455,130                   0.31
--------------------------------------------------------------------------------------------------
Total                                  1,460                 $148,857,467                100.00 %
=================================================================================================

     (1)  Although the Mortgage Loans were originated by various originators under differing underwriting guidelines, the Mortgage Loans in the Mortgage Pool as of the Reference
          Date loosely correspond to the Countrywide credit grades shown in this table.



FICO Credit Scores

                                                                                     Percentage of
                                   Number of          Aggregate Principal      Aggregate Principal
Range of FICO Credit Scores   Mortgage Loans          Balance Outstanding      Balance Outstanding
--------------------------------------------------------------------------------------------------
801 - 820                                  2                     $196,879                   0.13 %
781 - 800                                  6                     $536,983                   0.36
761 - 780                                  9                   $1,220,153                   0.82
741 - 760                                  7                   $1,138,587                   0.76
721 - 740                                 11                   $1,092,460                   0.73
701 - 720                                 18                   $2,475,715                   1.66
681 - 700                                 41                   $6,006,834                   4.04
661 - 680                                 68                   $7,936,436                   5.33
641 - 660                                 87                  $10,572,044                   7.10
621 - 640                                156                  $20,184,079                  13.56
601 - 620                                179                  $20,902,550                  14.04
581 - 600                                205                  $18,420,162                  12.37
561 - 580                                224                  $22,016,836                  14.79
541 - 560                                209                  $17,365,013                  11.67
521 - 540                                147                  $11,972,924                   8.04
501 - 520                                 88                   $6,565,010                   4.41
500 or Less                                2                     $119,092                   0.08
Missing                                    1                     $135,711                   0.09
--------------------------------------------------------------------------------------------------
Total                                  1,460                 $148,857,467                 100.00 %
==================================================================================================


Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                     Percentage of
                                   Number of          Aggregate Principal      Aggregate Principal
Range of Gross Margins (%)    Mortgage Loans          Balance Outstanding      Balance Outstanding
--------------------------------------------------------------------------------------------------
2.001 - 3.000                              1                     $216,553                   0.19 %
3.001 - 4.000                              6                   $1,119,268                   0.96
4.001 - 5.000                             50                   $6,159,398                   5.30
5.001 - 6.000                            317                  $42,443,155                  36.55
6.001 - 7.000                            500                  $52,660,306                  45.35
7.001 - 8.000                            111                   $9,716,586                   8.37
8.001 - 9.000                             36                   $2,901,148                   2.50
9.001 - 10.000                            11                     $729,508                   0.63
10.001 - 11.000                            1                     $151,448                   0.13
11.001 - 12.000                            1                      $29,433                   0.03
-------------------------------------------------------------------------------------------------
Total                                  1,034                 $116,126,803                 100.00 %
=================================================================================================



Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                    Percentage of
Range of Maximum                   Number of          Aggregate Principal     Aggregate Principal
Mortgage Rates (%)            Mortgage Loans          Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
9.001 - 10.000                             1                      $32,301                  0.03 %
10.001 - 10.500                            1                      $73,770                  0.06
10.501 - 11.000                            1                      $59,827                  0.05
11.001 - 11.500                            1                     $158,241                  0.14
12.001 - 12.500                            5                     $785,471                  0.68
12.501 - 13.000                           24                   $4,157,343                  3.58
13.001 - 13.500                           39                   $6,276,162                  5.40
13.501 - 14.000                           52                   $6,999,124                  6.03
14.001 - 14.500                           80                  $12,189,157                 10.50
14.501 - 15.000                          139                  $17,856,090                 15.38
15.001 - 15.500                          109                  $12,195,838                 10.50
15.501 - 16.000                          148                  $16,351,063                 14.08
16.001 - 16.500                          116                  $11,810,445                 10.17
16.501 - 17.000                          111                  $11,495,415                  9.90
17.000 - 17.500                           61                   $4,813,354                  4.14
17.501 - 18.000                           52                   $4,374,079                  3.77
18.001 - 18.500                           34                   $2,841,298                  2.45
18.501 - 19.000                           21                   $1,474,341                  1.27
19.001 - 19.500                           28                   $1,732,019                  1.49
19.501 - 20.000                            7                     $324,229                  0.28
20.001 or More                             4                     $127,235                  0.11
-------------------------------------------------------------------------------------------------
Total                                  1,034                 $116,126,803                100.00 %
=================================================================================================


Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                    Percentage of
Range of Minimum Mortgage          Number of          Aggregate Principal     Aggregate Principal
Rates (%)                     Mortgage Loans          Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
5.000 or Less                              3                     $166,672                  0.14 %
5.001 - 6.000                             74                   $9,639,222                  8.30
6.001 - 7.000                            171                  $17,312,508                 14.91
7.001 - 8.000                            124                  $19,449,836                 16.75
8.001 - 9.000                            157                  $22,744,026                 19.59
9.001 - 10.000                           196                  $23,428,157                 20.17
10.001 - 11.000                          158                  $12,927,757                 11.13
11.001 - 12.000                           88                   $6,888,494                  5.93
12.001 - 13.000                           37                   $2,427,647                  2.09
13.001 - 14.000                           23                   $1,050,678                  0.90
14.001 - 15.000                            2                      $54,752                  0.05
16.001 - 17.000                            1                      $37,055                  0.03
-------------------------------------------------------------------------------------------------
Total                                  1,034                 $116,126,803                100.00 %
=================================================================================================



Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                    Percentage of
Subsequent Adjustment              Number of          Aggregate Principal     Aggregate Principal
Date                          Mortgage Loans          Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
November 2003                             71                   $6,737,062                 5.80 %
December 2003                            183                  $21,144,222                18.21
January 2004                             142                  $14,789,352                12.74
February 2004                            111                  $13,778,668                11.87
March 2004                                 7                     $536,434                 0.46
April 2004                                24                   $2,578,787                 2.22
May 2004                                 132                  $12,891,399                11.10
June 2004                                180                  $19,988,886                17.21
July 2004                                120                  $16,099,720                13.86
August 2004                               64                   $7,582,274                 6.53
-------------------------------------------------------------------------------------------------
Total                                  1,034                 $116,126,803               100.00 %
=================================================================================================

Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                    Percentage of
Initial Periodic Rate              Number of          Aggregate Principal     Aggregate Principal
Cap (%)                       Mortgage Loans          Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
1.0                                       21                $1,923,989.00                  1.66 %
1.5                                       87               $11,939,397.00                 10.28
2.0                                      224               $32,553,304.00                 28.03
3.0                                      702               $69,710,114                    60.03
-------------------------------------------------------------------------------------------------
Total                                  1,034              $116,126,803                   100.00 %
=================================================================================================


Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                    Percentage of
Subsequent Periodic Rate           Number of          Aggregate Principal     Aggregate Principal
Cap (%)                       Mortgage Loans          Balance Outstanding     Balance Outstanding
-------------------------------------------------------------------------------------------------
1.0                                    1,019              $113,821,010.00                98.01 %
1.5                                       15                   $2,305,793                 1.99
-------------------------------------------------------------------------------------------------
Total                                  1,034                 $116,126,803               100.00 %
=================================================================================================

                                  EXHIBIT 2

       THE                                                                                             Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

                                           Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------
                                       Certificate                           Pass
                           Class          Rate             Beginning        Through          Principal          Interest
Class      Cusip        Description       Type              Balance          Rate (%)       Distribution      Distribution
----------------------------------------------------------------------------------------------------------------------------
 A        126671NA0       Senior       Var-Act/360      129,190,332.40      1.360000       10,332,865.45        141,535.19
AIO       126671NF9      Strip IO      Var-30/360       159,190,332.36      5.940606                0.00        788,073.02
AR        126671NG7       Senior       Fix-30/360                 0.00      1.360000                0.00              0.00

----------------------------------------------------------------------------------------------------------------------------

M1        126671NB8      Mezzanine     Var-Act/360       10,000,000.00      1.670000                0.00         13,452.78
M2        126671NC6      Mezzanine     Var-Act/360        8,000,000.00      2.070000                0.00         13,340.00
B1        126671ND4       Junior       Var-Act/360        4,000,000.00      2.370000                0.00          7,636.67
B2        126671NE2       Junior       Var-Act/360        8,000,000.00      3.120000                0.00         20,106.67

----------------------------------------------------------------------------------------------------------------------------

Totals                                                  159,190,332.40                     10,332,865.45        984,144.33

----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                            Current                         Cumulative
             Total          Realized        Ending           Realized
Class      Distribution      Losses         Balance           Losses
------------------------------------------------------------------------
 A        10,474,400.64         0.00     118,857,466.95        0.00
AIO          788,073.02         0.00     148,857,466.91        0.00
AR                 0.00         0.00               0.00        0.00

------------------------------------------------------------------------

M1            13,452.78         0.00      10,000,000.00        0.00
M2            13,340.00         0.00       8,000,000.00        0.00
B1             7,636.67         0.00       4,000,000.00        0.00
B2            20,106.67         0.00       8,000,000.00        0.00

------------------------------------------------------------------------

Totals    11,317,009.78         0.00     148,857,466.95        0.00

------------------------------------------------------------------------

For Class AIO the interest distribution of $788,072.34 includes the following amounts:
$.42 investment earnings for the fixed carryover reserve fund and $788,071.92 monthly interest distribution.

       THE                                                                                             Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

                                                    Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                             Original          Beginning         Scheduled                        Unscheduled           Net
                           Certificate        Certificate        Principal        Accretion        Principal         Principal
Class       Cusip             Balance           Balance         Distribution      Principal       Adjustments       Distribution
----------------------------------------------------------------------------------------------------------------------------------
 A        126671NA0       370,000,000.00    129,190,332.40     10,332,865.45           0.00              0.00      10,332,865.45
AIO       126671NF9       400,000,100.00    159,190,332.36              0.00           0.00              0.00               0.00
AR        126671NG7               100.00              0.00              0.00           0.00              0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------

M1        126671NB8        10,000,000.00     10,000,000.00              0.00           0.00              0.00               0.00
M2        126671NC6         8,000,000.00      8,000,000.00              0.00           0.00              0.00               0.00
B1        126671ND4         4,000,000.00      4,000,000.00              0.00           0.00              0.00               0.00
B2        126671NE2         8,000,000.00      8,000,000.00              0.00           0.00              0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------

Totals                    400,000,100.00    159,190,332.40     10,332,865.45           0.00              0.00      10,332,865.45

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
           Current        Ending             Ending
          Realized      Certificate        Certificate
Class      Losses         Balance            Factor
----------------------------------------------------------
 A            0.00    118,857,466.95      0.32123639716
AIO           0.00    148,857,466.91      0.37214357424
AR            0.00              0.00      0.00000000000

----------------------------------------------------------

M1            0.00     10,000,000.00      1.00000000000
M2            0.00      8,000,000.00      1.00000000000
B1            0.00      4,000,000.00      1.00000000000
B2            0.00      8,000,000.00      1.00000000000

----------------------------------------------------------

Totals        0.00    148,857,466.95

----------------------------------------------------------


       THE                                                                                             Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

                                                    Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
          Beginning         Pass       Accrued     Cumulative                   Total          Net        Unscheduled
         Certificate       Through     Optimal      Unpaid      Deferred       Interest     Prepayment      Interest      Interest
Class      Balance         Rate (%)    Interest    Interest     Interest         Due       Int Shortfall   Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
 A      129,190,332.40    1.360000    141,535.19         0.00       0.00     141,535.19             0.00         0.00    141,535.19
AIO     159,190,332.36    5.940606    788,072.60   172,490.77       0.00     788,072.60             0.00         0.00    788,073.02
AR                0.00    1.360000          0.00         0.00       0.00           0.00             0.00         0.00          0.00

------------------------------------------------------------------------------------------------------------------------------------

M1       10,000,000.00    1.670000     13,452.78         0.00       0.00      13,452.78             0.00         0.00     13,452.78
M2        8,000,000.00    2.070000     13,340.00         0.00       0.00      13,340.00             0.00         0.00     13,340.00
B1        4,000,000.00    2.370000      7,636.67         0.00       0.00       7,636.67             0.00         0.00      7,636.67
B2        8,000,000.00    3.120000     20,106.67         0.00       0.00      20,106.67             0.00         0.00     20,106.67

------------------------------------------------------------------------------------------------------------------------------------

Totals  159,190,332.40                984,143.91   172,490.77       0.00     984,143.91             0.00         0.00    984,144.33

------------------------------------------------------------------------------------------------------------------------------------

       THE                                                                                             Distribution Date:11/25/03
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------------
                            Original          Beginning Cert.                                          Ending Cert.       Pass
                           Certificate           Notional          Principal           Interest          Notional        Through
Class       Cusip            Balance             Balance          Distribution       Distribution        Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
 A        126671NA0      370,000,000.00       349.163060541       27.926663378        0.382527531      321.236397162     1.360000
AIO       126671NF9      400,000,100.00       397.975731406        0.000000000        1.970182060      372.143574239     5.940606
AR        126671NG7              100.00         0.000000000        0.000000000        0.000000000        0.000000000     1.360000

----------------------------------------------------------------------------------------------------------------------------------

M1        126671NB8       10,000,000.00     1,000.000000000        0.000000000        1.345277778    1,000.000000000     1.670000
M2        126671NC6        8,000,000.00     1,000.000000000        0.000000000        1.667500000    1,000.000000000     2.070000
B1        126671ND4        4,000,000.00     1,000.000000000        0.000000000        1.909166667    1,000.000000000     2.370000
B2        126671NE2        8,000,000.00     1,000.000000000        0.000000000        2.513333333    1,000.000000000     3.120000

----------------------------------------------------------------------------------------------------------------------------------

Totals                   400,000,100.00       397.975731506       25.832157167        2.460360210      372.143574339

----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

Pool Level Data

Distribution Date                                                                                                         11/25/03
Cut-off Date                                                                                                                8/1/01
Determination Date                                                                                                         11/1/03
Accrual Period 30/360                                             Begin                                                    10/1/03
                                                                  End                                                      11/1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                                        Begin                                                   10/27/03
                                                                  End                                                     11/25/03
Number of Days in Actual Accrual Period                                                                                         29



-------------------------------------------------------------------------------------
                             Collateral Information
-------------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                                400,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   159,190,332.40
Ending Aggregate Pool Stated Principal Balance                                                                      148,857,466.95
Beginning Prefunded Amount                                                                                                    0.00
Ending Prefunded Amount                                                                                                       0.00

Beginning Aggregate Certificate Stated Principal Balance                                                            159,190,332.40
Ending Aggregate Certificate Stated Principal Balance                                                               148,857,466.95

Beginning Aggregate Loan Count                                                                                                1536
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 76
Ending Aggregate Loan Count                                                                                                   1460

Beginning Weighted Average Loan Rate (WAC)                                                                               9.077971%
Ending Weighted Average Loan Rate (WAC)                                                                                  9.081281%

Beginning Net Weighted Average Loan Rate                                                                                 8.565346%
Ending Net Weighted Average Loan Rate                                                                                    8.568406%

Weighted Average Maturity (WAM) (Months)                                                                                       324

Servicer Advances                                                                                                       276,999.87

Aggregate Pool Prepayment                                                                                            10,212,686.42
Pool Prepayment Rate                                                                                                   54.8993 CPR

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312


Certificate Account

Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   11,526,562.27
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                       11,526,562.27


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          56,948.81
Payment of Sub Servicer Fees                                                                                                480.84
Payment of Other Fees                                                                                                         0.00
Payment of Insurance Premium(s)                                                                                         152,604.11
Payment of Personal Mortgage Insurance                                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                              0.00
Payment of Principal and Interest                                                                                    11,317,009.77
                                                                                                                     -------------
Total Withdrawals                                                                                                    11,527,043.53

Ending Balance                                                                                                          152,122.85


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 9,380.50
Compensation for Gross PPIS from Servicing Fees                                                                           9,380.50
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                          --------
Total Net PPIS (Non-Supported PPIS)                                                                                          -0.00


Master Servicing Fees Paid                                                                                               56,948.81
Sub Servicing Fees Paid                                                                                                     480.84
Insurance Premium(s) Paid                                                                                               152,604.11
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                               0.00
                                                                                                                        ----------
Total Fees                                                                                                              210,033.76

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312

--------------------------------------------------------
                Delinquency Information
--------------------------------------------------------


Group 1
-------

Delinquency                                                 30-59 Days         60-89 Days            90+ Days            Totals
-----------                                                 ----------         ----------            --------            ------

Scheduled Principal Balance                                3,262,418.35       1,108,843.13        9,150,893.96        13,522,155.44
Percentage of Total Pool Balance                              2.191639%          0.744903%           6.147420%            9.083962%
Number of Loans                                                      36                  9                 100                  145
Percentage of Total Loans                                     2.465753%          0.616438%           6.849315%            9.931507%

Foreclosure
-----------

Scheduled Principal Balance                                1,324,551.47       1,067,700.29        9,148,056.41       11,540,308.17
Percentage of Total Pool Balance                              0.889812%          0.717264%           6.145514%           7.752589%
Number of Loans                                                      10                 13                 107                 130
Percentage of Total Loans                                     0.684932%          0.890411%           7.328767%           8.904110%

Bankruptcy
----------

Scheduled Principal Balance                                        0.00         186,941.28          797,141.81          984,083.09
Percentage of Total Pool Balance                               0.000000%         0.125584%           0.535507%           0.661091%
Number of Loans                                                        0                 3                   5                   8
Percentage of Total Loans                                      0.000000%         0.205479%           0.342466%           0.547945%

REO
---

Scheduled Principal Balance                                         0.00              0.00        5,140,587.87        5,140,587.87
Percentage of Total Pool Balance                               0.000000%         0.000000%           3.453362%           3.453362%
Number of Loans                                                        0                 0                  66                  66
Percentage of Total Loans                                      0.000000%         0.000000%           4.520548%           4.520548%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00


--------------------------------------------------------
    Subordination/Credit Enhancement Information
--------------------------------------------------------

Credit Support                                                                                      Original             Current
--------------                                                                                      --------             -------
Class A                                                                                         370,000,100.00      118,857,466.95
Class A Percentage                                                                                  92.500002%          79.846493%

Class M1                                                                                         10,000,000.00       10,000,000.00

       THE
     BANK OF
       NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                        Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2001-BC3
            212-815-6312


Credit Support                                                                                 Original                  Current
--------------                                                                                 --------                  -------

Class M1 Percentage                                                                            2.499999%                6.717836%

Class M2                                                                                    8,000,000.00             8,000,000.00
Class M2 Percentage                                                                            2.000000%                5.374269%

Class B1                                                                                    4,000,000.00             4,000,000.00
Class B1 Percentage                                                                            1.000000%                2.687134%

Class B2                                                                                    8,000,000.00             8,000,000.00
Class B2 Percentage                                                                            2.000000%                5.374269%






-----------------------------------------------------------
      Seller Loss Coverage Obligation Group 1
-----------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                                                                          8,000,000.00
Group 1 Current Loss Amount                                                                                             35,129.24
Group 1 Cumulative Loss Amount                                                                                       1,024,062.52
Group 1 Seller Loss Coverage Remaining Balance                                                                       6,975,937.48









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